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                                                                      Exhibit 23



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) of KeyCorp pertaining to the KeyCorp Amended and Restated 1991 Equity Compensation Plan of our report dated January 13, 2003, with respect to the consolidated financial statements of KeyCorp incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2002.



                                           /s/ Ernst & Young LLP


Cleveland, Ohio
September 25, 2003